Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 16, 2006, relating to the consolidated financial statements of L-1 Identity Solutions, Inc. (formerly Viisage Technology, Inc.) (the ‘‘Company’’) appearing in this Annual Report on Form 10-K for the year ended December 31, 2007 into the Company’s Registration Statements on Form S-8 (No. 333-143068, 333-28695, 333-42485, 333-36734, 333-65312, 333-65314, 333-65316, 333-120156, 333-137004, 333-137808 and 333-139672) and Registration Statements on Form S-3 (No. 333-146696 and 333-145069).

/s/ BDO Seidman, LLP
Boston, Massachusetts
February 26, 2008